Exhibit 23.1
[Letterhead of BDO Seidman, LLP]
Consent of Independent Registered Public Accounting Firm
Sterling Financial Corporation
Spokane, WA
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 28, 2007, relating to the consolidated financial statements and the effectiveness of Sterling Financial Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Spokane, Washington
July 30, 2007